UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

Water Chef, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30544	86-0515678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Fairchild Avenue, Suite 250, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 208-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On July 30, 2008, the board of directors (the “Board”) of Water Chef, Inc. (the “Corporation”), a Delaware corporation, approved the request of Leslie J. Kessler, the Corporation’s chief executive officer (“Kessler”) to convert $100,000 of accrued and unpaid compensation owed to Kessler under the (i) Consulting Agreement entered into between the Corporation and Kessler on April 4, 2006 and (ii) Employment Agreement entered into between the Corporation and Kessler on April 16, 2008.  The terms of such conversion have not been determined as of the date of this Current Report on form 8-K.

(b)	On September 10, 2008, the Board approved the issuance to Kessler of 2 million shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Corporation, allocated as follows:

(i)
1 million shares of Common Stock were granted to Kessler on the date of the grant (the “Initial Kessler Shares”) in consideration of Kessler’s services rendered to the Corporation since the commencement of her employment; and

(ii)
1 million shares of Common Stock will be issued to Kessler on September 10, 2009 (the “Additional Kessler Shares”) provided that Kessler remains employed as an executive officer of the Corporation on such date.

(c)	On September 10, 2008, the Board approved the issuance to Terry R. Lazar, the Corporation’s chief financial officer (“Lazar”) of 2 million shares of the Common Stock allocated as follows:

(i)
1 million shares of Common Stock were granted to Lazar on the date of the grant (the “Initial Lazar Shares”) in consideration of Lazar’s services rendered to the Corporation since the commencement of his employment; and

(ii)
1 million shares of Common Stock will be issued to Lazar on September 10, 2009 (the “Additional Lazar Shares”) provided that Lazar remains employed as an executive officer of the Corporation on such date.

The closing market price of the Common Stock on September 10, 2008 was $0.05 per share.

The Corporation believes that the issuances of the Initial Kessler Shares and the Initial Lazar Shares are, and the issuances of the Additional Kessler Shares and the Additional Lazar Shares, if any, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by reason of exemption from registration granted under Section 4(2) of the Securities Act due to the fact that the issuances of the Initial Kessler Shares and the Initial Lazar Shares did not, and the issuances of the Additional Kessler Shares and the Additional Lazar Shares will not, involve any public offering of the Corporation’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2008	Water Chef, Inc.

	By:	/s/ Leslie Kessler
Leslie Kessler, Chief Executive Officer